Exhibit 99.4

Unaudited Pro Forma Condensed Combined Financial Information

Media General, Inc.

Pro Forma Condensed Combined Balance Sheet

(Unaudited, in thousands)

	As of September 30, 2014
	Media General Historical	Station Acquisitions	Media General Station Divestitures	Pro Forma Media General	LIN Media Historical	LIN Media Station Divestitures	Pro Forma LIN Media	Pro Forma Adjustments		Pro Forma Combined Company
ASSETS
Current assets:
Cash and cash equivalents	$26,875	$(93,100)	$176,000	$109,775	$23,382	$174,000	$197,382	$(228,434)	1(f),1(g),1(h),1(i)	$78,723
Marketable securities	-	-	-	-	174	-	174	-		174
Trade accounts receivable, net	106,117	-	(3,606)	102,511	145,370	(1,577)	143,793			246,304
Current deferred tax asset	8,957	-	-	8,957	5,396	-	5,396			14,353
Prepaid expenses and other current assets	13,973	4,941	-	18,914	19,096	(144)	18,952			37,866
Total current assets	155,922	(88,159)	172,394	240,157	193,418	172,279	365,697	(228,434)		377,421

Property and equipment, net	276,668	15,920	(17,761)	274,827	214,378	(31,583)	182,795	26,206	1(a)	483,828
Deferred tax asset long term	21,338	-	-	21,338		-	-	(21,338)	1(b)	-
Other assets, net	38,366	790	(48)	39,108	12,127	(469)	11,658	28,337	1(g)	79,103
Deferred financing costs	-	-	-	-	14,075	-	14,075	(14,075)	1(g)	-
Definite lived intangible assets, net	249,927	10,613	(21,366)	239,174	44,730	(49,162)	(4,432)	451,193	1(a)	685,936
Broadcast licenses	604,500	69,239	(47,900)	625,839	491,062	(79,500)	411,562	394,418	1(a)	1,431,819
Goodwill	561,832	13,273	(44,153)	530,952	195,421	(47,859)	147,562	911,551	1(a),1(j)	1,590,066
Total assets	$1,908,553	$21,676	$41,166	$1,971,395	$1,165,211	$(36,293)	$1,128,918	$1,547,860		$4,648,173

Current liabilities:
Trade accounts payable	$11,529	-	(142)	$11,387	$15,485	(228)	$15,257	$(2,579)	1(h)	$24,065
Accrued salaries and wages	14,652	-	(128)	14,524		(276)	(276)	12,178	1(c)	26,426
Deferred proceeds related to sale of property	24,535	-	-	24,535		-	-	-		24,535
Income taxes payable	-	-	-	-	258	-	258			258
Other accrued expenses and other current liabilities	44,922	1,076	(1,926)	44,072	64,197	(1,319)	62,878	(5,817)	1(c)	101,133
Current installments of long-term debt	2,400	-	-	2,400	20,383	(16)	20,367	(10,955)	1(f)	11,812
Program obligations	-	-	-	-	7,428	(1,067)	6,361	(6,361)	1(c)	-
Current installments of obligations under capital leases	146	-	-	146		-	-	496	1(f)	642
Total current liabilities	98,184	1,076	(2,196)	97,064	107,751	(2,906)	104,846	(13,038)		188,871

Long-term debt	903,800	-	-	903,800	871,931	(21)	871,910	629,195	1(f),1(g)	2,404,905
Obligations under capital leases, excluding current installments	1,068	-	-	1,068		-	-	13,695	1(f)	14,763
Deferred income tax liabilities	-	20,601	3,433	24,034	50,712	(32,900)	17,812	320,737	1(b),1(h),1(i),1(j)	362,583
Retirement and postretirement plans	103,101	-	-	103,101		-	-	11,086	1(c)	114,187
Program obligations	-	-	-	-	2,941	(467)	2,474	(2,474)	1(c)	-
Other liabilities	30,773	-	-	30,773	21,294	-	21,294	(8,612)	1(c)	43,455
Total liabilities	1,136,926	21,676	1,237	1,159,839	1,054,629	(36,293)	1,018,336	950,588		3,128,763

Redeemable noncontrolling interest	-	-	-	-	15,165	-	15,165	-		15,165

Stockholders' equity (deficit):
Common stock	580,447	-	-	580,447	1,162,148	-	1,162,148	(431,236)	1(d), 1(e), 1(i)	1,311,359
Treasury shares	-	-	-	-	(21,984)	-	(21,984)	21,984	1(d)	-
Accumulated other comprehensive income (loss)	5,668	-	-	5,668	(25,009)	-	(25,009)	25,009	1(d)	5,668
Retained earnings (accumulated deficit)	186,642	-	39,929	226,571	(1,019,738)	-	(1,019,738)	981,515	1(d),1(g),1(h),1(i)	188,348
Total stockholders' equity attributable to Company	772,757	-	39,929	812,686	95,417	-	95,417	597,272		1,505,374
Noncontrolling interests	(1,130)	-	-	(1,130)		-	-	-		(1,130)
Total stockholders' equity	771,627	-	39,929	811,556	95,417	-	95,417	597,272		1,504,244
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,908,553	$21,676	$41,166	$1,971,395	$1,165,211	$(36,293)	$1,128,918	$1,547,860		$4,648,173

See notes to the pro forma condensed combined financial statements

Adjustments to Balance Sheet as of September 30, 2014:

The Balance Sheet as of September 30, 2014 has been adjusted to reflect the acquisitions of two television stations and the divestiture of seven television stations, two owned by Old Media General pre-merger and five owned by LIN Media, consummated concurrently with the closing of the Merger Agreement (“Merger”). Three columns have been included in the pro forma balance sheet as follows: Acquisitions, Media General Dispositions and LIN Dispositions. The amounts in these columns reflect the full amount of the assets acquired or the actual assets being divested in the case of divestitures.

On the Closing Date, New Media General, through its wholly owned subsidiaries, completed the sale of the following television stations: (i) WJAR-TV in Providence, Rhode Island to Harrisburg TV, (ii) WLUK-TV and WCWF-TV in Green Bay-Appleton, Wisconsin to Harrisburg TV, (iii) certain assets of WTGS-TV in Savannah, Georgia to Sinclair Communications, LLC, a wholly owned subsidiary of Sinclair, (iv) WVTM-TV in Birmingham, Alabama to WVTM Hearst, (v) WJCL-TV in Savannah, Georgia to WJCL Hearst Television LLC, a wholly owned subsidiary of Hearst, and (vi) WALA-TV in Mobile, Alabama to Meredith Corporation.

In addition, on the Closing Date, LIN Television completed the purchase of the following television stations: (i) KXRM-TV and KXTU-LD in Colorado Springs, Colorado from Chesapeake Media I, LLC, a wholly owned subsidiary of Sinclair Communications, and (ii) WTTA-TV in Tampa, Florida from Sinclair Communications.

Pro forma adjustments:

(1a)

Reflects an adjustment to record identifiable tangible and intangible assets of LIN Media at their preliminary estimated fair value. The allocation of purchase price is subject to change as the appraisals are completed and more facts become known.

For purposes of these Pro Forma Condensed Combined Financial Statements the estimated purchase price of LIN Media was allocated based on preliminary estimated fair value as follows (in thousands):

Estimated purchase price	$1,493,144

Working capital acquired	(100,142)
Property and equipment	(240,584)
FCC licenses (indefinite lived)	(885,480)
Definite-lived intangible assets	(495,923)
Other assets acquired	(12,127)
Long-term debt assumed	890,993
Long-term capital lease liability assumed	13,717
Retirement and postretirement liabilities assumed	11,086
Other liabilities assumed	13,149
Redeemable noncontrolling interests assumed	15,165
Other noncontrolling interests assumed
Deferred income tax liability recorded in conjunction with acquisition	388,413
Excess of cost over fair value of net identifiable assets of acquired businesses	$1,091,411

The amount allocated to definite-lived intangible assets represents the estimated fair values of network affiliations of $329 million, advertiser relationships of $120 million, customer relationships of $18.2 million, completed technology of $11.2 million, favorable lease assets of $8.0 million, and other intangible assets of $8.9 million. These intangible assets are expected to be amortized over the estimated remaining useful lives of 15 years for network affiliations, seven years for advertiser relationships, eight years for customer relationships, three years for completed technology, 31 years for favorable lease assets and nine years for other intangible assets.

(1b)	Reflects the recordation of deferred tax liabilities for the difference between the book and tax basis of assets acquired as a result of purchase accounting.

(1c)

Reflects reclassifications to the presentation of LIN Media’s pro forma balance sheet to conform to the presentation used in the Old Media General balance sheet. The adjustments reclassify accrued salaries and wages, program obligations, and retirement and postretirement obligations to the lines in which they would appear in the Old Media General balance sheet.

(1d)	Eliminates LIN Media’s shareholders’ equity in connection with purchase accounting adjustments.

(1e)

Represents the number of unrestricted shares of Voting Common Stock issued to acquire LIN Media as of the Closing Date and to replace shares held for share-based payment awards issued to certain LIN Media employees, at the closing pre-merger stock price of $17.64/share, plus the accrued value of LIN Media: vested and unvested stock options in the amount of $9.1 million and unvested restricted stock of $7.5 million as of the Closing Date. The number of shares of Voting Common Stock used for pro forma presentation purposes was calculated based on the number of LIN Media common shares issued and outstanding as of the Closing Date as illustrated below:

Class A Common Shares	39,505,860
Class B Common Shares	17,901,726
Class C Common Shares	2
Less: unvested restricted shares	(537,561)
Less: shares paid in cash	(29,380,053)
LIN shares exchanged	27,489,974
Multiplied by exchange ratio	1.4714
MEG shares issued	40,448,748

Closing pre-merger stock price	$17.64

Value of shares issued	$713,516
Value of vested and unvested stock options	9,117
Value of unvested restricted stock	7,511
Subtotal: Value of common stock	730,144
Shares paid in cash at closing	763,000
Estimated purchase price (000's)	$1,493,144

(1f)

Represents pro forma adjustments to long-term debt necessary to show the acquisition of LIN Media and the refinancing of all of LIN Media’s existing debt with the exception of LIN Television’s 6.375% Senior Notes due 2021 (“LIN Television’s 2021 Notes”) and certain debt of unrelated third parties which LIN Media fully and unconditionally guaranteed, as if the Merger had occurred on September 30, 2014. If the Merger had occurred as of September 30, 2014, Old Media General would have used $1.5 billion of proceeds of existing and committed financing and net proceeds from the sale of assets of certain TV stations (net of cash used to purchase two TV stations) to: 1) pay LIN Media shareholders $763 million to satisfy the cash election feature of the Merger Agreement, 2) repay LIN Media’s $385 million of aggregate term loans, 3) pay approximately $208 million to retire LIN Media’s 83/8 % senior notes, 4) fund $50.8 million of merger-related expenses and $5.8 million of expected severance payments and 5) fund $40.7 million of deferred financing costs. If the Merger had occurred as of September 30, 2014, the carrying amount of Media General’s long-term debt would have been as follows on a pro forma basis:

(in thousands)
Incremental Senior Secured Term Loan B, net of discount	$814,688
Media General Credit Agreement	876,000
5.875% Senior Notes due 2022, net of discount	398,000
Shield Media Credit Agreement	30,200
6 3/8% Senior Notes due 2021 (at fair value)	294,533
Revolving Credit Facilities	-
Other debt	3,295
Total debt	2,416,716
Less: scheduled current maturities	(11,812)
Long-term debt excluding current maturities	$2,404,905

The adjustments also reclassify short-term and long-term capital lease obligations from the presentation on LIN Media’s balance sheet to the lines in which they would appear in the Old Media General balance sheet.

(1g)

Reflects the addition of $40.7 million of deferred financing costs incurred by Media General to finance the Merger offset by the elimination of LIN Media’s existing deferred financing costs of $14.9 million as a result of purchase accounting. Approximately $12.3 million of the deferred financing costs reflect discounts on debt issuance and will be reflected on the balance sheet as an offset to debt.

(1h)

Reflects the impact of merger-related expenses on the condensed combined balance sheet. As of September 30, 2014, the combined company expected to pay total merger-related expenses of approximately $66.8 million as summarized below:

(in thousands)
JP Morgan fees and expenses	$20,100
RBC fees and expenses	21,300
Estimated legal, professional and other fees and expenses	25,400
Total	$66,800

The combined company incurred $16.0 million of merger-related expenses through September 30, 2014, which is reflected in the historical retained earnings balance. For pro forma presentation purposes, retained earnings was decreased by $50.8 million for merger-related costs not yet incurred with an offsetting decrease to cash. Cash and trade accounts payable were further decreased by $2.6 million for merger-related expenses incurred but not yet paid as of September 30, 2014. The adjustment to retained earnings was offset by $12.7 million of expected tax benefits for the portion of merger-related expenses that are expected to be deductible.

(1i)

Reflects the expected cash payments and acceleration of share-based payment awards to two Old Media General executives and four LIN Media executives upon the termination of their employment following the Merger. The Merger did not constitute a change in control of Old Media General. The expected cash payments include $5.8 million of severance and continued benefits, which are reflected as a reduction of retained earnings and an offsetting entry to cash. In addition, retained earnings was decreased by and common stock was increased by $0.7 million, representing George L. Mahoney’s (one of the six terminated executives) unearned share based compensation expense as of September 30, 2014, due to the acceleration of vesting of Mr. Mahoney’s stock options and performance accelerated restricted stock. The decreases to retained earnings were offset by a $3.9 million tax benefit.

(1j)

Reflects a pro forma adjustment to record a deferred tax liability of $15.6 million related to the deferral of gain on the like-kind exchange of television station WLUK, located in Green Bay, WI, part of the LIN Station Divestitures, for television station WHTM, located in Harrisburg, PA.

Media General, Inc.

Pro Forma Condensed Combined Statements of Operations

(Unaudited, in thousands except per share amounts)

	For the Nine Months Ended September 30, 2014
	Media General				LIN - Federated Media Transaction						Media General - LIN Merger
	Media General Historical	Media General Station Divestitures	Station Acquisitions	Pro Forma Media General	LIN Media Historical	LIN Media Station Divestitures	Federated Media Historical	Federated Media Pro Forma Adjustments		Pro Forma LIN Media	Combined Company Pro Forma Adjustments		Pro Forma Combined Company

Net operating revenue	$458,253	$(39,277)	$40,510	$459,486	$547,069	$(49,656)	$1,367	$-		$498,780	$-		$958,266
Operating costs:
Cost of revenues	-	-	-	-		-	1,100	(1,100)	2(a)	-	-		-
Research and development	-	-	-	-		-	91	(91)	2(a)	-	-		-
Sales and marketing	-	-	-	-		-	1,114	(1,114)	2(a)	-	-		-
General and administrative	-	-	-	-		-	411	(411)	2(a)	-	-		-
Operating expenses, excluding depreciation expense	156,112	(15,504)	13,985	154,593	220,950	(19,304)	-	2,148	2(a)	203,794	(931)	2(f)	357,456
Station selling, general and administrative expenses	123,702	(10,077)	8,237	121,862	137,554	(12,178)	-	227	2(a)	125,603	(3,248)	2(f)	244,217
Amortization of program license rights	15,077	(631)	2,319	16,765	20,353	(2,638)	-	-		17,715	-		34,479
Corporate and other expenses	19,778	-	-	19,778	29,718	-	-	(639)	2(b)	29,079	(2,104)	2(f), 2(g), 2(h)	46,753
Depreciation and amortization	48,278	(1,835)	5,833	52,276	47,730	(8,395)	29	213	2(a), 2(c)	39,577	21,884	2(i)	113,737
Loss related to property and equipment, net	897	-	-	897	141	(21)	-	-		120	-		1,017
Contract termination costs	-	-	-	-	-	-	-	-		-	-		-
Impairment of broadcast licenses and goodwill	-	-	-	-	60,867	-	-	-		60,867	-		60,867
Merger-related expenses	13,173	-	-	13,173	1,084	-	-	-		1,084	(9,402)	2(h)	4,855
Corporate severance expense	4,764		-	4,764	-	-	-	-		-	-		4,764
Total operating costs	381,781	(28,047)	30,374	384,108	518,397	(42,537)	2,745	(767)		477,838	6,199		868,145
Operating income (loss)	76,472	(11,230)	10,136	75,378	28,672	(7,118)	(1,378)	767		20,943	(6,199)		90,122
Other income (expense):
Interest expense	(29,432)	-	-	(29,432)	(42,568)	18	(406)	353	2(d)	(42,603)	(20,400)	2(j)	(92,435)
Debt modification and extinguishment costs	(183)	-	-	(183)		-	-	-		-	-		(183)
Other, net	19	-	-	19	751	-	1	-		752	-		771
Total other income (expense)	(29,596)	-	-	(29,596)	(41,817)	18	(405)	353		(41,851)	(20,400)		(91,847)

Income (loss) before income taxes	46,876	(11,230)	10,136	45,782	(13,145)	(7,100)	(1,783)	1,120		(20,908)	(26,600)		(1,725)
Income tax (expense) benefit	(20,696)	4,492	(4,054)	(20,258)	(813)	2,778	(5)	(456)	2(e)	1,504	10,640	2(k)	(8,115)
Net income (loss)	26,180	(6,738)	6,082	25,524	(13,958)	(4,322)	(1,788)	664		(19,404)	(15,960)		(9,840)
Income (loss) attributable to noncontrolling interests (included above)	614	-	-	614	(542)	-	-	-		(542)	1,281	2(l)	1,353
Net income (loss) attributable to Company	$25,566	$(6,738)	$6,082	$24,910	$(13,416)	$(4,322)	$(1,788)	$664		$(18,862)	$(17,241)		$(11,193)

Income per common share (basic)	$0.29			$0.28									$(0.09)

Weighted average common shares (basic)	88,444			88,444								2(m)	129,206

Income per common share (assuming dilution)	$0.29			$0.28									$(0.09)

Weighted average common shares (assuming dilution)	88,943			88,943								2(m)	129,833

See notes to the pro forma condensed combined financial statements

Adjustments to the Statement of Operations for the nine months ended September 30, 2014:

The Statement of Operations for the nine months ended September 30, 2014 has been adjusted to reflect the acquisition of two television stations and the divestiture of seven television stations, two owned by Old Media General pre-merger and five owned by LIN Media. These acquisitions and divestures occurred concurrently with the closing of the Merger Agreement. Three columns have been included in the pro forma statement of operations as follows: Station Acquisitions, Media General Stations Divestitures and LIN Stations Divestitures. The amounts in these columns reflect adjustments to the pro forma statement of operations to reflect the inclusion of income and expense amounts for the acquired television stations and the exclusion of income and expense amounts related to the divested television stations and the assets sold. The pro forma results for television station WHTM, which was acquired on September 2, 2014, are included in the Station Acquisitions column.

Pro forma adjustments:

(2a)

Reflects reclassifications to the historical presentation of the Federated Media statement of operations to conform to the presentation used in the LIN Media statement of operations. The adjustments (1) reclassify cost of revenues into operating expenses, selling, general and administrative expenses, and depreciation; (2) reclassify research and development to operating expenses and selling, general and administrative expenses; (3) reclassify sales and marketing to operating expenses and selling, general and administrative expenses; and (4) reclassify general and administrative to operating expenses and selling, general and administrative expenses.

(2b)	Reflects the elimination of Federated Media transaction-related expenses incurred during the period from January 1, 2014 to February 3, 2014, for pro forma presentation purposes.

(2c)

Reflects a $0.1 million decrease in the depreciation and amortization expense resulting from the purchase price adjustment of tangible and intangible assets to the estimated fair value of Federated Media and the extended useful lives of the identifiable intangible assets.

(2d)

Reflects the reversal of interest on Federated Media’s debt that was not purchased or assumed as part of the Federated Media Acquisition, offset by interest expense related to the $23 million of revolving borrowings under LIN Media’s senior secured credit facility. Cash interest on LIN Media’s revolving credit facility (“LIN’s revolving credit facility”) (as governed by a credit agreement (“LIN’s Credit Agreement”) dated as of October 26, 2011, as amended on December 19, 2011 and December 24, 2012, by and among LIN Television, JPMorgan Chase Bank, N.A., as Administrative Agent, and the banks and other financial institutions party thereto) is based on an assumed one-month LIBOR rate of 0.16% plus an applicable margin of 2.75% in place at the Federated Media Acquisition date, as well as the reduction of the commitment fee on the undrawn portion of LIN Media’s revolving credit facility, which was 0.375% at the Federated Media Acquisition date. A 12.5 basis point change in market interest rates would increase or decrease cash interest expense by approximately $3 thousand.

(2e)	Reflects the tax effect of pro forma adjustments using the statutory rate in effect for the period presented.

(2f)	Reflects the reclassification of bonus expense and share-based payment expense to corporate and other expenses consistent with Media General’s accounting policies.

(2g)

Reflects the decrease in expense of $0.3 million for the fair value of replacement equity awards issued to LIN Media employees relating to post-combination service for the nine months ended September 30, 2014.

(2h)

Reflects the elimination of Old Media General and LIN Media expenses of $9.4 million and $6.6 million, respectively, related to the Merger incurred during the nine months ended September 30, 2014, for pro forma presentation purposes.

(2i)

Reflects the increase in the depreciation and amortization expense resulting from the purchase price adjustment of tangible and intangible assets to estimated fair value of LIN Media. Depreciation and amortization is based on the estimated remaining useful life.

(2j)

Reflects adjustments to interest expense with the assumption that committed debt that will be used to finance the Merger was outstanding for the entire period. A summary of Media General’s pro forma long-term debt is shown in footnote (1f) above. A 12.5 basis point change in market interest rates would increase or decrease cash interest expense by approximately $2.3 million, but only after Libor increases above a floor of 1%.

(2k)	Reflects the tax effect of pro forma adjustments using the statutory rate in effect for the period presented.

(2l)	Reflects the separate presentation of net income attributable to LIN Media’s variable interest entities to be consistent with Media General’s accounting policies.

(2m)

Assumes that 128.8 million shares of Voting Common Stock and 0.4 million shares of New Media General non-voting common stock were outstanding for the entire period. The shares of Voting Common Stock include 40.4 million shares of unrestricted Voting Common Stock issued by New Media General in the Merger. Diluted common shares include an estimate of dilutive stock options of New Media General for the nine months ended September 30, 2014.

Media General, Inc.

Pro Forma Condensed Combined Statements of Operations

(Unaudited, in thousands except per share amounts)

	For the Year Ended December 31, 2013
	Media General							LIN - Federated Media Transaction						Media General - LIN Merger
	Media General Historical	Legacy Media General Historical	Media General Station Divestitures	Station Acquisitions	Media General Pro Forma Adjustments		Pro Forma Media General	LIN Media Historical	LIN Media Station Divestitures	Federated Media Historical	Federated Media Pro Forma Adjustments		Pro Forma LIN Media	Combined Company Pro Forma Adjustments		Pro Forma Combined Company

Net operating revenue	$269,912	$273,566	$(43,871)	$46,883	$-		$546,490	$652,363	$(62,882)	$37,169	$-		$626,650	$-		$1,173,140
Operating costs:
Cost of revenues	-	-	-	-	-		-	-	-	25,276	(25,276)	3(i)	-	-		-
Research and development	-	-	-	-	-		-	-	-	1,742	(1,742)	3(i)	-	-		-
Sales and marketing	-	-	-	-	-		-	-	-	12,157	(12,157)	3(i)	-	-		-
General and administrative	-	-	-	-	-		-	-	-	3,718	(3,718)	3(i)	-	-		-
Operating expenses, excluding depreciation expense	95,214	100,757	(18,143)	19,475	(5,169)	3(a)	192,134	251,078	(22,080)	-	35,623	3(i)	264,621	(1,523)	3(n)	455,232
Station selling, general and administrative expenses	71,243	80,264	(12,341)	8,937	5,169	3(a)	153,272	162,550	(15,770)	-	2,681	3(i)	149,461	(3,164)	3(n)	299,569
Amortization of program license rights	11,362	9,425	(867)	2,530	-		22,450	29,242	(3,763)	-	-		25,479	-		47,929
Corporate and other expenses	19,016	28,932	-	358	3,064	3(b)	51,370	41,377	-	-	(143)	3(j)	41,234	288	3(n),3(o),3(q)	92,892
Depreciation and amortization	25,772	19,365	(2,091)	7,287	18,577	3(c)	68,910	69,680	(14,714)	579	2,629	3(i), 3(k)	58,174	24,119	3(p)	151,203
Loss on disposal of property and equipment, net	399	284	(14)	14	-		683	710	(124)	-	-		586	-		1,269
Restructuring	-	-	-		-		-	3,895		-	-		3,895	1,081	3(q)	4,976
Contract termination costs	-	-	-	-	-		-	3,887	-	-	-		3,887	-		3,887
Impairment of broadcast licenses and goodwill	-	-	-	-	-		-	-	-	-	-		-	-		-
Merger-related expenses	13,079	16,364	-	-	(29,443)	3(d)	-	-	-	-	-		-	-		-
Total operating costs	236,085	255,391	(33,456)	38,601	(7,802)		488,819	562,419	(56,451)	43,472	(2,103)		547,337	20,801		1,056,958
Operating income	33,827	18,175	(10,415)	8,282	7,802		57,671	89,944	(6,431)	(6,303)	2,103		79,313	(20,801)		116,182
Other income (expense):
Interest expense	(12,687)	(71,724)	-	-	45,189	3(e)	(39,222)	(56,607)	55	(4,349)	3,766	3(l)	(57,135)	(26,890)	3(r)	(123,247)
Debt modification and extinguishment costs	(4,509)	-	-	-	4,509	3(f)	-	-	-	-	-		-	-		-
Other, net	48	(108)	-	8	-		(52)	(2,156)	1,327	6	-		(823)	-		(875)
Total other income (expense)	(17,148)	(71,832)	-	8	49,698		(39,274)	(58,763)	1,382	(4,343)	3,766		(57,958)	(26,890)		(124,122)

Income (loss) before income taxes	16,679	(53,657)	(10,415)	8,290	57,500		18,397	31,181	(5,049)	(10,646)	5,869		21,355	(47,691)		(7,939)
Income tax (expense) benefit	(12,325)	(8,470)	4,166	(3,316)	(23,000)	3(g)	(42,945)	125,420	1,897	(68)	(2,391)	3(m)	124,858	19,076	3(s)	100,990
Income (loss) from continuing operations	4,354	(62,127)	(6,249)	4,974	34,500		(24,548)	156,601	(3,152)	(10,714)	3,478		146,213	(28,615)		93,050
Income (loss) attributable to noncontrolling interests (included above)	(1,786)	-	-	-	1,641	3(e),3(f)	(145)	(1,512)	-	-	-		(1,512)	2,056	3(t)	399
Income (loss) from continuing operations attributable to Company	$6,140	$(62,127)	$(6,249)	$4,974	$32,859		$(24,403)	$158,113	$(3,152)	$(10,714)	$3,478		$147,725	$(30,671)		$92,651

Income (loss) from continuing operations per common share (basic)	$0.11	$(2.25)					$(0.28)	$3.02					$2.82			$0.72

Weighted average common shares (basic)	53,337	27,575				3(h)	88,524	52,439					52,439		3(u)	128,973

Income (loss) from continuing operations per common share (assuming dilution)	$0.10	$(2.25)					$(0.28)	$2.84					$2.66			$0.71

Weighted average common shares (assuming dilution)	64,101	27,575				3(h)	88,524	55,639					55,639		3(u)	129,625

See notes to the pro forma condensed combined financial statements

Adjustments to Statement of Operations for the year ended December 31, 2013:

The Statement of Operations for the year ended September 30, 2014 has been adjusted to reflect the acquisition of two television stations and the divestiture of seven television stations, two owned by Old Media General pre-merger and five owned by LIN Media. These acquisitions and divestures occurred concurrently with the closing of the Merger Agreement. Three columns have been included in the pro forma statement of operations as follows: Station Acquisitions, Media General Stations Divestitures and LIN Stations Divestitures. The amounts in these columns reflect adjustments to the pro forma statement of operations to reflect the inclusion of income and expense amounts for the acquired television stations and the exclusion of income and expense amounts related to the divested television stations and the assets sold. The pro forma results for television station WHTM, which was acquired on September 2, 2014, are included in the Station Acquisitions column.

Pro forma adjustments:

(3a)	Reflects the reclassification of certain operating costs to be consistent with Young’s accounting policy.

(3b)

Reflects the recordation of estimated expense for amortization of deferred stock units issued to certain named executive officers upon the consummation of the Young Merger and the incremental expense attribution for the fair value of equity awards relating to post-combination service for the year ended December 31, 2013.

(3c)

Reflects the increase in the depreciation and amortization expense resulting from the purchase price adjustment of tangible and intangible assets to the estimated fair value of Legacy Media General. Depreciation and amortization is based on the estimated remaining useful life.

(3d)	Reflects the elimination of Old Media General and Legacy Media General expenses related to the Young Merger incurred during the year ended December 31, 2013, for pro forma presentation purposes.

(3e)

Reflects adjustments to interest expense with the assumption that the $885 million Media General Credit Agreement and $32 million Shield Media Credit Agreement, both consummated November 12, 2013, were outstanding for the entire period. The $885 million term loan under the Media General Credit Agreement matures in seven years and bears interest at LIBOR (with a LIBOR floor of 1%) plus a margin of 3.25% and the $32 million of Shield Media term loans mature in five years and bear interest at LIBOR plus a margin of 3.25%. As the Shield Media Credit Agreement does not have a LIBOR floor, the Company was subject to fluctuations in interest rates as of December 31, 2013. A 12.5 basis point change in market interest rates would increase or decrease annualized cash interest expense by approximately $40 thousand.

(3f)	Reflects elimination of debt modification and extinguishment costs that were incurred as part of the refinancing of Old Media General and Shield Media debt in connection with the Young Merger.

(3g)	Reflects the tax effect of pro forma adjustments using the statutory rate in effect for the period presented.

(3h)	Assumes that 87.7 million shares of Voting Common Stock and 0.8 million shares of Non-voting Common Stock as of December 31, 2013 were outstanding for the entire period.

(3i)

Reflects reclassifications to the historical presentation of the Federated Media statement of operations to conform to the presentation used in the LIN Media statement of operations. The adjustments (1) reclassify cost of revenues into operating expenses, selling, general and administrative expenses, and depreciation; (2) reclassify research and development to operating expenses and selling, general and administrative expenses; (3) reclassify sales and marketing to operating expenses and selling, general and administrative expenses; and (4) reclassify general and administrative to operating expenses and selling, general and administrative expenses.

(3j)	Reflects the elimination of Federated Media transaction-related expenses incurred during the year ended December 31, 2013, for pro forma presentation purposes.

(3k)

Reflects a $2 million decrease in the depreciation and amortization expense resulting from the purchase price adjustment of tangible and intangible assets to the estimated fair value of Federated Media and the extended useful lives of the identifiable intangible assets.

(3l)

Reflects the reversal of interest on Federated Media’s debt that was not purchased or assumed as part of the Federated Media Acquisition, offset by interest expense related to the $23 million of revolving borrowings under LIN Media’s senior secured credit facility (the “senior secured credit facility”), as governed by the Credit Agreement. Cash interest on LIN Media’s revolving credit facility (the “revolving credit facility”), as governed by the LIN Media’s Credit Agreement, is based on an assumed one-month LIBOR rate of 0.16% plus an applicable margin of 2.75% in place at the Federated Media Acquisition date, as well as the reduction of the commitment fee on the undrawn portion of LIN Media’s revolving credit facility, which was 0.375% at the Federated Media Acquisition date. A 12.5 basis point change in market interest rates would increase or decrease annualized cash interest expense by approximately $29 thousand.

(3m)	Reflects the tax effect of pro forma adjustments using the statutory rate in effect for the period presented.

(3n)	Reflects the reclassification of bonus expense and share-based payment expense to corporate and other expenses consistent with Media General’s accounting policies.

(3o)

Reflects the incremental expense attribution of $3.3 million for the fair value of replacement equity awards issued to LIN Media employees relating to post-merger service for the year ended December 31, 2013.

(3p)

Reflects the increase in the depreciation and amortization expense resulting from the purchase price adjustment of tangible and intangible assets to the estimated fair value of LIN Media. Depreciation and amortization is based on the estimated remaining useful life.

(3q)	Represents the reclassification of $1.1 million of severance expense associated with former Young corporate employees from the corporate and other expenses line item to the restructuring line item.

(3r)

Reflects adjustments to interest expense with the assumption that committed debt that was used to finance the Merger was outstanding for the entire period. A summary of Media General’s pro forma long-term debt is shown in footnote (1i) above. A 12.5 basis point change in market interest rates would increase or decrease annualized cash interest expense by approximately $2.5 million.

(3s)	Reflects the tax effect of pro forma adjustments using the statutory rate in effect for the period presented.

(3t)	Reflects the separate presentation of net income attributable to LIN Media’s variable interest entities to be consistent with Media General’s accounting policies.

(3u)

Assumes that 128.8 million shares of Voting Common Stock and 0.4 million shares of Non-voting Common Stock were outstanding for the entire period. The shares of voting common stock include 40.4 million shares of unrestricted voting common stock issued to acquire LIN Media. Diluted common shares include an estimate of dilutive stock options and restricted stock for the year ended December 31, 2013.

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